LITHIA REPORTS RECORD SECOND QUARTER 2018 RESULTS, INCREASES REVENUE 26%
_____________________________________________________

DECLARES DIVIDEND OF $0.29 PER SHARE FOR SECOND QUARTER

Medford, Oregon, July 25, 2018 - Lithia Motors, Inc. (NYSE: LAD) today reported the highest second quarter revenue and earnings per share in company history.

Second quarter 2018 revenue increased 26% to $3.1 billion from $2.5 billion in the second quarter of 2017.

Second quarter 2018 net income per diluted share was $2.44, a 15% increase over $2.12 per diluted share reported in the second quarter of 2017. Adjusted second quarter 2018 net income per diluted share was $2.52, a 11% increase compared to adjusted net income of $2.28 per diluted share in the same period of 2017. Second quarter 2018 net income was $61 million, a 14% increase over $53 million reported in the second quarter of 2017. Adjusted second quarter 2018 net income was $63 million, a 10% increase compared to adjusted net income of $57 million for the same period of 2017.

As shown in the attached non-GAAP reconciliation tables, the 2018 second quarter adjusted results exclude a $0.08 net non-core charge related to acquisition expenses and storm insurance reserves partially offset by a tax attribute. The 2017 second quarter adjusted results exclude a $0.16 net non-core charge related to acquisition expenses and hail storm insurance reserves.

Second Quarter-over-Quarter Operating Highlights:

•	Online traffic up 35% over prior year

•	Total retail units sold increased 21%

•	Service, body and parts sales increased 27%

•	Total same store sales increased 3%

•	New vehicle same store sales were flat

•	Used vehicle retail same store sales increased 7%

•	Same store F&I per unit was $1,305

•	Service, body and parts same store sales increased 3%

"Our stores generated strong revenue growth, both overall and on a same store basis," said Bryan DeBoer, President and CEO. "Total gross profit increased over 20% and our service operations performed well. We continue to attack the over $250 million in dry powder available in both revenue and cost management as operations season and stabilize. At the same time, we are targeting further acquisition growth and continue to invest in innovation and digital initiatives for the future."

For the first six months of 2018, revenues increased 22% to $5.8 billion, compared to $4.7 billion in the first six months of 2017.

Net income for the first six months of 2018 was $4.50 per diluted share, compared to $4.13 per diluted share for the similar period in 2017. Adjusted net income per diluted share for the first six months of 2018 increased 13% to $4.59 from $4.06 for the first six months of 2017.

Corporate Development
As previously announced, during the second quarter, we added Broadway Ford in Idaho Falls, Idaho and Buhler Ford in Eatontown, New Jersey and divested a Mitsubishi franchise in Fresno, California. In July, we opened a Chrysler Jeep Dodge location in Calallen, Texas, separated a Subaru franchise into a stand-alone facility in Utica, New York and divested an Audi franchise in Monroeville, Pennsylvania.

"Our recent actions further optimize our nationwide network of service and delivery points," said DeBoer. "We remain focused on purchasing and improving strong franchises that underperform their potential, while developing new ways to meet our consumers' personal transportation needs. Generating substantial revenue growth creates a profit engine that we can invest to accelerate innovation, build out our physical footprint and deliver compelling shareholder returns."

Balance Sheet Update
We ended the second quarter with $30 million in cash and $204 million in availability under our credit facility. Additionally, approximately $297 million of our operating real estate is currently unfinanced, which we estimate could provide $223 million in capital, for total potential liquidity of $457 million.

In June, we executed an amended and restated loan agreement modifying our existing syndicated credit facility. The amended facility includes 13 bank and seven captive finance partners, and provides up to $2.6 billion in total available credit for new vehicles, used vehicles and a working capital facility. The agreement matures in July 2023.

Dividend Payment and Share Repurchases
Our Board of Directors approved a dividend of $0.29 per share related to second quarter 2018 financial results. We expect to pay the dividend on August 29, 2018 to shareholders of record on August 15, 2018.

Year to date, we have repurchased 677,437 shares at a weighted average price of $99.57 per share. Under our existing $250 million share repurchase authorization, approximately $95 million remains available.

Earnings Outlook
For 2018, we updated our outlook to full year revenues of $11.75 to $12.25 billion and earnings per share of $9.50. Actual results may be affected by items described under Forward-Looking Statements below. Beginning in 2019, we will no longer provide an annual earnings outlook.

Second Quarter Earnings Conference Call and Updated Presentation
The second quarter conference call may be accessed at 11:00 a.m. ET today by telephone at 877-407-8029. An updated presentation highlighting the second quarter results has been added to our investor relations website. To listen live on our website or for replay, visit www.lithiainvestorrelations.com and click on webcasts.

About Lithia
Lithia Motors, Inc. is one of the largest providers of personal transportation solutions in the United States and is among the fastest growing companies in the Fortune 500 (#294-2018). Consumers can buy, sell and service vehicles digitally or through our 188 coast to coast locations. Our mission statement, Growth Powered by People, drives us to continuously improve and to give back to our communities.

Sites
www.lithiamotors.com
www.lithiainvestorrelations.com
www.lithiacareers.com

Lithia Motors on Facebook
www.facebook.com/LithiaMotors

Lithia Motors on Twitter
http://twitter.com/lithiamotors

Contact:
John North
Senior Vice President and Chief Financial Officer
(541) 618-5748

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the "Safe-Harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as "project," "outlook," "expect," "anticipate," "intend," "plan," "believe," "estimate," "may," "seek," "would," "should," "likely," "goal," "strategy," "future," "maintain," "continue," "remain," "target" or "will" and similar references to future periods. Examples of forward-looking statements in this press release include, among others, statements regarding:

•
Expected operating results, such as improved store efficiency and performance; achieving a 2018 full year earnings target of $9.50 per diluted share and all projections set forth under the headings "Earnings Outlook";

•	Our ability to improve store performance;

•	Anticipated acquisition opportunities and additions of dealership locations to our portfolio in the future, and our ability to improve earnings and achieve returns on investments;

•	Anticipated revenues from acquired and open point stores; and

•	Anticipated availability of liquidity from our credit facility and unfinanced operating real estate.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events that depend on circumstances that may or may not occur in the future. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity and development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements in this press release. The risks and uncertainties that could cause actual results to differ materially from estimated or projected results include, without limitation, future economic and financial conditions (both nationally and locally), changes in customer demand, our relationship with, and the financial and operational stability of, vehicle manufacturers and other suppliers, risks associated with our indebtedness (including available borrowing capacity, compliance with financial covenants and ability to refinance or repay indebtedness on favorable terms), acts of God or other incidents which may adversely impact our operations and financial performance, government regulations, legislation and others set forth throughout "Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" and in "Part I, Item 1A. Risk Factors" of our most recent Annual Report on Form 10-K, and from time to time in our other filings with the SEC. We urge you to carefully consider this information and not place undue reliance on forward-looking statements. We undertake no duty to update our forward-looking statements, including our earnings outlook, which are made as of the date of this release.

Non-GAAP Financial Measures
This press release and the attached financial tables contain non-GAAP financial measures such as adjusted net income and diluted earnings per share, adjusted SG&A as a percentage of revenue and gross profit, adjusted operating margin, adjusted operating profit as a percentage of gross profit, adjusted pre-tax margin, EBITDA, adjusted EBITDA, leveraged cash flow and adjusted total debt. Non-GAAP measures do not have definitions under GAAP and may be defined differently by and not comparable to similarly titled measures used by other companies. As a result, we review any non-GAAP financial measures in connection with a review of the most directly comparable measures calculated in accordance with GAAP. We caution you not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable GAAP measures. We present cash flows from operations in the attached tables, adjusted to include the change in non-trade floor plan debt to improve the visibility of cash flows related to vehicle financing. As required by SEC rules, we have reconciled these measures to the most directly comparable GAAP measures in the attachments to this release. We believe the non-GAAP financial measures we present improve the transparency of our disclosures; provide a meaningful presentation of our results from core business operations, because they exclude items not related to core business operations and other non-cash items; and improve the period-to-period comparability of our results from core business operations. These presentations should not be considered an alternative to GAAP measures.

Lithia Motors, Inc.
Consolidated Statements of Operations (Unaudited)
(In thousands except per share data)

	Three months ended June 30,		%	Six months ended June 30,		%
			Increase			Increase
	2018	2017	(Decrease)	2018	2017	(Decrease)
Revenues:
New vehicle retail	$1,726,803	$1,384,055	24.8%	$3,181,528	$2,594,359	22.6%
Used vehicle retail	804,098	633,635	26.9	1,519,672	1,235,858	23.0
Used vehicle wholesale	85,335	69,512	22.8	161,290	141,015	14.4
Finance and insurance	114,492	94,851	20.7	220,997	181,628	21.7
Service, body and parts	311,407	246,005	26.6	597,104	478,579	24.8
Fleet and other	54,402	38,978	39.6	75,625	71,698	5.5
Total revenues	3,096,537	2,467,036	25.5%	5,756,216	4,703,137	22.4%
Cost of sales:
New vehicle retail	1,625,309	1,303,516	24.7	2,993,087	2,443,702	22.5
Used vehicle retail	716,997	559,129	28.2	1,358,960	1,092,569	24.4
Used vehicle wholesale	83,409	67,800	23.0	158,438	137,786	15.0
Service, body and parts	157,700	123,525	27.7	304,989	242,905	25.6
Fleet and other	52,395	37,795	38.6	71,904	69,252	3.8
Total cost of sales	2,635,810	2,091,765	26.0	4,887,378	3,986,214	22.6
Gross profit	460,727	375,271	22.8%	868,838	716,923	21.2%
SG&A expense	333,350	257,290	29.6	630,844	500,062	26.2
Depreciation and amortization	18,821	14,031	34.1	35,675	26,770	33.3
Income from operations	108,556	103,950	4.4%	202,319	190,091	6.4%
Floor plan interest expense	(15,634)	(9,332)	67.5	(29,168)	(17,384)	67.8
Other interest expense	(13,829)	(7,169)	92.9	(25,635)	(13,840)	85.2
Other income (expense), net	1,659	387	NM	3,033	10,232	NM
Income before income taxes	80,752	87,836	(8.1)%	150,549	169,099	(11.0)%
Income tax expense	(20,092)	(34,636)	(42.0)	(37,828)	(65,172)	(42.0)
Income tax rate	24.9%	39.4%		25.1%	38.5%
Net income	$60,660	$53,200	14.0%	$112,721	$103,927	8.5%

Diluted net income per share:
Net income per share	$2.44	$2.12	15.1%	$4.50	$4.13	9.0%

Diluted shares outstanding	24,882	25,106	(0.9)%	25,028	25,177	(0.6)%
NM - not meaningful

Lithia Motors, Inc.
Key Performance Metrics (Unaudited)

	Three months ended June 30,		%		Six months ended June 30,		%
			Increase				Increase
	2018	2017	(Decrease)		2018	2017	(Decrease)
Gross margin
New vehicle retail	5.9%	5.8%	10	bps	5.9%	5.8%	10	bps
Used vehicle retail	10.8	11.8	(100)		10.6	11.6	(100)
Finance and insurance	100.0	100.0	—		100.0	100.0	—
Service, body and parts	49.4	49.8	(40)		48.9	49.2	(30)
Gross profit margin	14.9	15.2	(30)		15.1	15.2	(10)

Unit sales
New vehicle retail	49,027	40,876	19.9%		90,524	76,492	18.3%
Used vehicle retail	39,096	32,171	21.5		75,210	62,954	19.5
Total retail units sold	88,123	73,047	20.6		165,734	139,446	18.9

Average selling price
New vehicle retail	$35,221	$33,860	4.0%		$35,146	$33,917	3.6%
Used vehicle retail	20,567	19,696	4.4		20,206	19,631	2.9

Average gross profit per unit
New vehicle retail	$2,070	$1,970	5.1%		$2,082	$1,970	5.7%
Used vehicle retail	2,228	2,316	(3.8)		2,137	2,276	(6.1)
Finance and insurance	1,299	1,298	0.1		1,333	1,302	2.4
Total vehicle(1)	3,461	3,444	0.5		3,457	3,434	0.7

Revenue mix
New vehicle retail	55.8%	56.1%			55.3%	55.2%
Used vehicle retail	26.0	25.7			26.4	26.3
Used vehicle wholesale	2.8	2.8			2.8	3.0
Finance and insurance, net	3.7	3.8			3.8	3.9
Service, body and parts	10.1	10.0			10.4	10.2
Fleet and other	1.6	1.6			1.3	1.4

	Adjusted		As reported		Adjusted		As reported
	Three months ended June 30,		Three months ended June 30,		Six months ended June 30,		Six months ended June 30,
Other metrics	2018	2017	2018	2017	2018	2017	2018	2017
SG&A as a % of revenue	10.6%	10.2%	10.8%	10.4%	10.9%	10.5%	11.0%	10.6%
SG&A as a % of gross profit	71.3	67.0	72.4	68.6	72.1	68.9	72.6	69.8
Operating profit as a % of revenue	3.7	4.5	3.5	4.2	3.6	4.2	3.5	4.0
Operating profit as a % of gross profit	24.6	29.3	23.6	27.7	23.8	27.4	23.3	26.5
Pretax margin	2.8	3.8	2.6	3.6	2.7	3.5	2.6	3.6
Net profit margin	2.0	2.3	2.0	2.2	2.0	2.2	2.0	2.2

(1)	Includes the sales and gross profit related to new, used retail, used wholesale and finance and insurance and unit sales for new and used retail

Lithia Motors, Inc.
Same Store Operating Highlights (Unaudited)

	Three months ended June 30,		%		Six months ended June 30,		%
			Increase				Increase
	2018	2017	(Decrease)		2018	2017	(Decrease)
Revenues
New vehicle retail	$1,380,947	$1,375,444	0.4%		$2,563,814	$2,576,578	(0.5)%
Used vehicle retail	673,955	629,198	7.1		1,296,344	1,224,239	5.9
Finance and insurance	95,177	94,244	1.0		185,668	180,322	3.0
Service, body and parts	251,449	243,603	3.2		487,260	472,987	3.0
Total revenues	2,515,454	2,450,671	2.6		4,727,682	4,665,925	1.3

Gross profit
New vehicle retail	$79,141	$79,830	(0.9)%		$147,226	$148,887	(1.1)%
Used vehicle retail	76,447	74,102	3.2		142,323	142,359	—
Finance and insurance	95,177	94,244	1.0		185,668	180,322	3.0
Service, body and parts	124,751	121,368	2.8		240,773	233,025	3.3
Total gross profit	378,843	372,424	1.7		721,509	710,221	1.6

Gross margin
New vehicle retail	5.7%	5.8%	(10	)bps	5.7%	5.8%	(10	)bps
Used vehicle retail	11.3	11.8	(50)		11.0	11.6	(60)
Finance and insurance	100.0	100.0	—		100.0	100.0	—
Service, body and parts	49.6	49.8	(20)		49.4	49.3	10
Gross profit margin	15.1	15.2	(10)		15.3	15.2	10

Unit sales
New vehicle retail	39,619	40,655	(2.5)%		73,489	76,031	(3.3)%
Used vehicle retail	33,328	31,933	4.4		65,005	62,337	4.3

Average selling price
New vehicle retail	$34,856	$33,832	3.0%		$34,887	$33,889	2.9%
Used vehicle retail	20,222	19,704	2.6		19,942	19,639	1.5

Average gross profit per unit
New vehicle retail	$1,998	$1,964	1.7%		$2,003	$1,958	2.3%
Used vehicle retail	2,294	2,321	(1.2)		2,189	2,284	(4.2)
Finance and insurance	1,305	1,298	0.5		1,341	1,303	2.9
Total vehicle(1)	3,458	3,442	0.5		3,447	3,431	0.5

(1)	Includes the sales and gross profit related to new, used retail, used wholesale and finance and insurance and unit sales for new and used retail

Lithia Motors, Inc.
Other Highlights (Unaudited)

	As of
	June 30,	December 31,	June 30,
	2018	2017	2017
Days Supply(1)
New vehicle inventory	77	69	75
Used vehicle inventory	62	67	60
(1) Days supply calculated based on current inventory levels, excluding in-transit vehicles, and a 30-day historical cost of sales level.

Financial covenants
	Requirement	As of June 30, 2018
Current ratio	Not less than 1.10 to 1	1.25 to 1
Fixed charge coverage ratio	Not less than 1.20 to 1	2.59 to 1
Leverage ratio	Not more than 5.00 to 1	3.52 to 1

Lithia Motors, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	June 30, 2018	December 31, 2017
Cash and cash equivalents	$29,991	$57,253
Trade receivables, net	483,995	521,938
Inventories, net	2,333,112	2,132,744
Other current assets	46,231	70,847
Total current assets	$2,893,329	$2,782,782

Property and equipment, net	1,232,054	1,185,169
Intangibles	478,065	443,297
Other non-current assets	560,714	271,818
Total assets	$5,164,162	$4,683,066

Floor plan notes payable	2,018,068	1,919,026
Other current liabilities	394,143	381,955
Total current liabilities	$2,412,211	$2,300,981

Long-term debt	1,295,077	1,028,476
Other long-term liabilities and deferred revenue	296,006	270,391
Total liabilities	$4,003,294	$3,599,848

Stockholder's Equity	1,160,868	1,083,218
Total liabilities & stockholders' equity	$5,164,162	$4,683,066

Lithia Motors, Inc.
Summarized Cash Flow from Operations (Unaudited)
(In thousands)

	Six months ended June 30,
	2018	2017
Net income	$112,721	$103,927
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	35,675	26,770
Stock-based compensation	6,837	5,432
(Gain) loss on disposal of assets	(78)	256
Loss on sale of franchise	380	—
Deferred income taxes	345	(1,156)
(Increase) decrease:
Trade receivables, net	47,915	70,908
Inventories	(35,530)	(36,078)
Other assets	20,588	479
Increase (decrease):
Floor plan notes payable, net	15,056	1,330
Trade payables	2,929	414
Accrued liabilities	5,463	(3,684)
Other long-term liabilities and deferred revenue	24,030	9,957
Net cash provided by operating activities	$236,331	$178,555

Lithia Motors, Inc.
Reconciliation of Non-GAAP Cash Flow from Operations (Unaudited)
(In thousands)

	Six months ended June 30,
Net cash provided by operating activities	2018	2017
As reported	$236,331	$178,555
Floor plan notes payable, non-trade, net	85,763	(32,124)
Less: Borrowings on floor plan notes payable, non-trade associated with acquired new vehicle inventory	(120,899)	—
Adjusted	$201,195	$146,431

Lithia Motors, Inc.
Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)
(In thousands, except for per share data)

	Three Months Ended June 30, 2018
	As reported	Insurance reserves	Acquisition expenses	Tax attributes	Adjusted
Selling, general and administrative	$333,350	$(1,490)	$(3,251)	$—	$328,609

Income from operations	108,556	1,490	3,251	—	113,297

Income before income taxes	$80,752	$1,490	$3,251	$—	$85,493
Income tax benefit (expense)	(20,092)	(389)	(853)	(1,409)	(22,743)
Net income	$60,660	$1,101	$2,398	$(1,409)	$62,750

Diluted earnings per share	$2.44	$0.04	$0.10	$(0.06)	$2.52
Diluted share count	24,882

	Three Months Ended June 30, 2017
	As reported	Insurance reserves	Acquisition expenses	Adjusted
Selling, general and administrative	$257,290	$(3,878)	$(2,137)	$251,275

Income from operations	103,950	3,878	2,137	109,965

Income before income taxes	$87,836	$3,878	$2,137	$93,851
Income tax expense	(34,636)	(1,231)	(821)	(36,688)
Net income	$53,200	$2,647	$1,316	$57,163

Diluted earnings per share	$2.12	$0.11	$0.05	$2.28
Diluted share count	25,106

Lithia Motors, Inc.
Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)
(In thousands, except for per share data)

	Six Months Ended June 30, 2018
	As reported	Insurance reserves	Acquisition expenses	Tax attributes	Adjusted
Selling, general and administrative	$630,844	$(1,490)	$(3,251)	$—	$626,103

Income from operations	202,319	1,490	3,251	—	207,060

Income before income taxes	$150,549	$1,490	$3,251	$—	$155,290
Income tax benefit (expense)	(37,828)	(389)	(853)	(1,409)	(40,479)
Net income	$112,721	$1,101	$2,398	$(1,409)	$114,811

Diluted earnings per share	$4.50	0.04	$0.11	$(0.06)	$4.59
Diluted share count	25,028

	Six Months Ended June 30, 2017
	As reported	Insurance reserves	Acquisition expenses	OEM settlement	Adjusted
Selling, general and administrative	$500,062	$(3,878)	$(2,137)	$—	$494,047

Income from operations	190,091	3,878	2,137	—	196,106

Other income (expense), net	10,232	—	—	(9,111)	1,121

Income before income taxes	$169,099	$3,878	$2,137	$(9,111)	$166,003
Income tax benefit (expense)	(65,172)	(1,231)	(821)	3,423	(63,801)
Net income	$103,927	$2,647	$1,316	$(5,688)	$102,202

Diluted earnings per share	$4.13	$0.11	$0.05	$(0.23)	$4.06
Diluted share count	25,177

Lithia Motors, Inc.
Adjusted EBITDA and Leveraged Free Cash Flow (Unaudited)

	Three months ended June 30,		%	Six months ended June 30,		%
			Increase			Increase
	2018	2017	(Decrease)	2018	2017	(Decrease)
EBITDA and Adjusted EBITDA
Net income	$60,660	$53,200	14.0%	$112,721	$103,927	8.5%
Other interest expense	13,829	7,169	92.9	25,635	13,840	85.2
Income tax expense	20,092	34,636	(42.0)	37,828	65,172	(42.0)
Depreciation and amortization	18,821	14,031	34.1	35,675	26,770	33.3
EBITDA	$113,402	$109,036	4.0%	$211,859	$209,709	1.0%

Other adjustments:
Less: used vehicle line of credit interest	$(22)	$(1,131)	(98.1)	$(535)	$(2,157)	(75.2)
Add: insurance reserve	1,490	3,878	(61.6)	1,490	3,878	(61.6)
Add: acquisition expenses	3,251	2,137	52.1	3,251	2,137	52.1
Less: OEM legal settlements	—	—	NM	—	(9,111)	(100.0)
Adjusted EBITDA	$118,121	$113,920	3.7%	$216,065	$204,456	5.7%

Leveraged EBITDA
Adjusted EBITDA	$118,121	$113,920	3.7%	$216,065	$204,456	5.7%
Less: Capital expenditures	(30,369)	(16,227)	87.2	(72,373)	(32,266)	124.3
Leveraged EBITDA	$87,752	$97,693	(10.2)%	$143,692	$172,190	(16.6)%